UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2007

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	34-0-26512	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 8-20 East Broadway, Pembroke Bermuda	HM 19
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (441) 295-4513

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 27 and 28, 2007, the Compensation and Corporate Goverance Committee (the ‘‘Compensation Committee’’) of the Board of Directors of the Company completed its annual performance and compensation review of the Company’s executive officers and approved, among other things, as ratified by the Board, 2007 annual base salaries, 2007 long-term equity incentive awards, and cash bonuses with respect to 2006 performance for the Company’s named executive officers. The Company’s proxy statement for the 2007 Annual General Meeting of Shareholders will include additional information with respect to the compensation arrangements for the named executive officers.

Name and Principal Position	Cash Bonus in respect of 2006	2007 Salary (1)	2007 Long-Term Equity Incentive Awards (2)
			Restricted Shares (3)	Options (4)
				Non-Qualified (5)	Incentive (6)
Neill A. Currie	$1,755,000	$780,000	22,883	70,406	5,865
Chief Executive Officer
William I. Riker	$1,170,000	$624,000	14,035	38,960	7,820
President
Fred R. Donner	$469,943	$520,000	10,805	28,196	7,820
Executive Vice President and Chief Financial Officer
John D. Nichols, Jr.	$617,760	$520,000	22,492	67,147	7,820
Executive Vice President; President, RenaissanceRe Ventures Ltd.
Kevin J. O’Donnell	$617,760	$432,800	6,925	17,217	5,865
Senior Vice President; President, Renaissance Reinsurance Ltd.

(1) Salary rate is effective April 1, 2007.

(2) These grants reflect long-term equity incentive awards issued under the RenaissanceRe Holdings Ltd. 2001 Stock Incentive Plan. In respect of these grants, the Compensation Committee approved, at a date prior to the grant date, a dollar value amount to be awarded. The actual number of restricted shares and shares underlying options granted were determined as follows: in the case of restricted shares, by dividing the approved grant value by the closing market price of the Company’s common shares on the date of grant; and, in the case of options, by dividing, as of the grant date, the approved grant value by the same fair market value, multiplied by a conversion rate equal to 30%. In either case, potential factors including discounts for illiquidity and forfeiture (vesting) risk were not taken into account.

(3) These restricted shares vest in four equal annual installments beginning on March 1, 2008.

(4) On March 1, 2007, the Company effected options awards to each of its named executive officers comprised of both incentive stock options and non-qualified stock options. All of the options granted have an exercise price of $51.13 and vest, in the aggregate, ratably over four years.

(5) For Messrs. Riker, Donner and Nichols, the non-qualified options vest in four equal annual installments beginning on March 1, 2008; for Mr. Currie, the non-qualified options vest in four annual installments of 19,068, 17,113, 17,113, and 17,113 beginning on March 1, 2008; and for Mr. O’Donnell, the non-qualified options vest in four annual installments of 5,711, 3,816, 3,816, and 3,816 beginning on March 1, 2008.

(6) For Messrs. Currie and O’Donnell, the incentive options vest in three equal annual installments beginning on March 1, 2009; for Messrs. Riker, Donner and Nichols, the incentive options vest in four equal annual installments beginning on March 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date: March 5, 2007	By:	/s/ Stephen H. Weinstein
		Name:	Stephen H. Weinstein
		Title:	SVP, General Counsel & Corporate Secretary